Exhibit 32.1
                                                                    ------------

                      Statement of Chief Executive Officer
         Pursuant to Section 1350 of Title 18 of the United States Code

         Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Kenneth A. Swanstrom, the Chairman of the Board and Chief Executive Officer of Penn Engineering & Manufacturing Corp. (the "Company"), hereby certifies that to his knowledge:

         1. The Company's Form 10-Q Quarterly Report for the period ended September 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  November 9, 2004

                                             /s/ Kenneth A. Swanstrom
                                             -------------------------
                                             Kenneth A. Swanstrom
                                             Chairman of the Board and
                                             Chief Executive Officer


         A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided by the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.